EXHIBIT 10.1

SUMMARY OF 2010 ANNUAL INCENTIVE AND PROFIT SHARING PLANS

2010 Annual Incentive Plan

Under the 2010 Annual Incentive Plan (the “Annual Incentive Plan”), the Company’s director-level team members, officers and named executive officers can earn annual incentive cash compensation based upon performance against pre-established financial targets.  The financial targets include threshold, target and maximum level bonus objectives for the executive officers.  The amount of the award of any cash bonuses under the Annual Incentive Plan for fiscal 2010 performance will be based on our achievement of specified results with respect to corporate operating income and revenue targets for fiscal 2010.

If the threshold, target or maximum performance objectives are met, participants will receive a bonus payment under the Annual Incentive Plan, with the specific amount that such participant receives dependent on company performance and, for certain named executive officers, business unit performance.  However, a business unit performance payment will only be made if both corporate operating income and revenue targets are achieved.

The amount that could be received by our President and Chief Executive Officer under the Annual Incentive Plan ranges from 0% (assuming the threshold objectives were not met) and 60% of base salary, with a target bonus amount of 50% of base salary.  For each of the other named executive officers, the amount such officers could receive under the Annual Incentive Plan ranges from 0% to 48% of base salary, with a target bonus amount of 40% of base salary.

The financial targets and weightings relevant to the cash incentive determination for fiscal 2010 for each of the named executive officers will be as follows:

Name	Title	Financial Targets
Harry R. Rittenour	President and Chief	Company Operating Income(50%)
	Executive Officer	Company Revenue (50%)

John H. Lowry, III	Vice President, Chief	Company Operating Income(50%)
	Financial Officer	Company Revenue (50%)

Paul J. Eckhoff	Senior Vice President	Company Operating Income(20%)
	Commercial Products	Company Revenue (20%)
	Business Unit	CBU Revenue (60%)

Mark S. Hoefing	Senior Vice President	Company Operating Income(20%)
	Industrial Business	Company Revenue (20%)
	Unit	IBU Revenue (60%)

After completion of fiscal 2010, the Management Development, Compensation and Stock Option Committee (the “Committee”) will determine the extent to which the specified goals relating to the financial targets have been achieved and will determine the actual amounts to be paid.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Annual Incentive Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target bonus, or otherwise to increase, decrease or eliminate any incentive payouts to any participant under the Annual Incentive Plan, regardless of the level of performance targets that have been achieved, including to provide for no incentive payout to a participant even though one or more performance targets have been achieved.

Participating team members under the Annual Incentive Plan must be employed on or before December 31, 2009 in order to be eligible.  Those hired between July 1, 2009 and December 31, 2009 will receive a pro-rata portion of their individual participation level.  Participating team members must be employed by the Company at the date of the payment in fiscal 2011.

2010 Profit Sharing Plan

Under the 2010 Profit Sharing Plan (the “Profit Sharing Plan”), most of the Company’s team members below the director level can earn a profit sharing cash payment based upon pre-established financial targets.  The financial targets include threshold, target and maximum level bonus objectives for team members.  The amount of the award of any cash bonuses under the Profit Sharing Plan for fiscal 2010 performance will be based on our achievement of specified results with respect to corporate operating income targets for fiscal 2010.

Team member participation levels are stated as a percentage of base salary.  There is a cap on the amount of the bonus that could be earned.  The profit sharing pool will be distributed pro rata according to each team member’s predetermined participation level.

After completion of fiscal 2010, the Committee will determine the extent to which the specified goals relating to the financial targets have been achieved and will determine the actual amounts to be paid.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Profit Sharing Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target bonus, or otherwise to increase, decrease or eliminate any incentive payouts to any participant under the Profit Sharing Plan, regardless of the level of performance targets that have been achieved, including to provide for no incentive payout to a participant even though one or more performance targets have been achieved.

Participating team members under the Profit Sharing Plan must be employed on or before December 31, 2009 in order to be eligible.  Those hired between July 1, 2009 and December 31, 2009 will receive a pro-rata portion of their individual participation level.  Participating team members must be employed by the Company at the date of the payment in fiscal 2011.